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EXHIBIT 12.2

CERTIFICATION

I, José Antônio de Almeida Filippo, Chief Financial Officer, certify that:

1. I have reviewed this amendment No. 1 to the annual report on Form 20-F of COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 30, 2010

By:	/s/ José Antônio de Almeida Filippo
Name:	José Antônio de Almeida Filippo
Title:	Chief Financial Officer